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                                  EXHIBIT 23.2

                    CONSENT OF ELLIOTT, DAVIS & COMPANY, LLP


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                   [ELLIOTT, DAVIS & COMPANY, LLP LETTERHEAD]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



      We consent to the incorporation by reference, in the Registration Statement on Form S-3 pertaining to the Dividend Reinvestment Plan of Union
Financial Bancshares, Inc., of our report dated October 29, 1999, with respect to the consolidated financial statements of Union Financial Bancshares and subsidiary incorporated by reference in the Annual Report on Form 10-KSB for the year ended September 30, 1999.


/s/ Elliott, Davis & Company, LLP


February 10, 2000
Greenville, South Carolina